CONTINUATION/CONVERSION NOTICE
                                     [Form]


TO: WELLS FARGO BANK, National Association, in its capacity as Agent Bank under that certain Credit Agreement, dated as of February 20, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), the Guarantor therein named, the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), WELLS FARGO BANK, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the

      Lenders, Swingline Lender and L/C Issuer, collectively referred to as the

      "Banks"). Capitalized terms used herein without definition shall have the meanings attributed to them in Section 1.01 of the Credit Agreement.

     This Continuation/Conversion Notice is delivered to you pursuant to
Section 2.05(c) of the Credit Agreement regarding the [conversion to] [continuation of] a LIBOR Loan as specified below:

     The Borrower hereby requests that:

        1. ($____________) of the presently outstanding principal amount of the

     Credit Facility;

        2. and presently being maintained as [Base Rate Loan] [LIBOR Loan having an Interest Period ending on ___________________, 200___];

        3. be [Converted into] [continued as];

        4. [LIBOR Loan having an Interest Period of __________ months] [Base Rate Loan] as of ___________, 200__.

     The undersigned Authorized Officer certifies, to the best of his or her knowledge, that no Default or Event of Default has occurred and is continuing.

     The undersigned Authorized Officer of Borrower has caused this Continuation/Conversion Notice to be executed and delivered this ___ day of ______________, 200__.










                                     -1-
GOLDEN ROAD MOTOR INN, INC.,
a Nevada corporation


Name:

Title:
         Authorized Officer

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